AMENDMENT NO. 1 TO LEASE

         This Amendment No.1 to Lease (this "Amendment") dated as of June 19, 2002, is made between The Connell Company, a New Jersey corporation ("Landlord"), and Genta Incorporated, a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into a lease dated as of June 28, 2000 (the "Lease"; capitalized terms used herein and not otherwise defined having the meaning set forth in the Lease) pursuant to which Tenant is leasing certain space specified therein from Landlord;

         WHEREAS, Landlord and Expanets, Inc. (f/k/a Communications Systems USA, Inc.) ("Expanets") entered into a lease dated as of December 2, 1998 (the "Expanets Lease") pursuant to which Expanets is leasing certain space specified therein from Landlord;

         WHEREAS, Tenant is subleasing from Expanets certain space leased from Landlord to Expanets under the Expanets Lease as more fully described in that certain sublease dated as of August 13, 2001 between Expanets and Tenant;

         WHEREAS, Landlord and Tenant desire, among other things, to have Tenant lease additional space from Landlord, to place the space being subleased to Tenant by Expanets under direct lease from Landlord to Tenant once such sublease expires, and to extend the term of the original lease between Landlord and Tenant (and to make the lease of all space leased by Tenant coterminous); and

         WHEREAS, Landlord and Tenant desire to reflect the foregoing and to amend certain portions of the Lease;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE LEASE.

         1.1. Section 1.01 of the Lease is amended by deleting the words "Two Oak Way" in the first line of such Section 1.01, and inserting in their place the words "Two Connell Drive".

         1.2. Section 1.02 of the Lease is amended by deleting such Section 1.02 in its entirety (other than the heading "Section 1.02. Demised Premises") and inserting in its place the following:

         The phrase "Demised Premises" shall have a different definition for different phases of the Term of this Lease. (A) Prior to the Expansion Effective Date, the "Demised Premises" shall mean the portion of the Building leased to Tenant, including terrace, if any, consisting of 10,455 usable square feet of floor area converted to 12,807 rentable square feet of floor area by multiplying the usable square feet by 122.5%, and located on the second floor and designated as "Initial Demised Premises" on the Rental Plan (which is attached hereto as Exhibit B; such space also being referred to herein sometimes as the "Initial Demised Premises"). (B) Effective as of the Expansion Effective Date and until (but excluding) the Expanets Sublease Expansion Date, the "Demised Premises" shall mean the portion of

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         the Building leased to Tenant, including terrace, if any, consisting of
         (i) 56,491 usable square feet of floor area converted to 69,201 rentable square feet of floor area by multiplying the usable square feet by 122.5%, and located on the fifth floor and designated as "Expansion Demised Premises" on the Rental Plan (which is attached hereto as Exhibit B-1; such space also being referred to herein sometimes as the "Expansion Demised Premises") plus (ii) the Initial Demised Premises (the total rentable square footage of the Demised Premises therefore being equal to 82,008 rentable square feet). (C) Effective as of the Expanets Sublease Expansion Date and thereafter, the "Demised Premises" shall mean the portion of the Building leased to Tenant, including terrace, if any, consisting of (x) 9,516 usable square feet of floor area converted to 11,657 rentable square feet of floor area by multiplying the usable square feet by 122.5%, and located on the North Wing of the second floor and designated as "Additional Expanets Demised Premises" on the Rental Plan (which is attached hereto as Exhibit B-2; such space also being referred to herein sometimes as the "Additional Expanets Demised Premises"), plus (y) the Initial Demised Premises, plus (z) the Expansion Demised Premises (the total rentable square footage of the Demised Premises therefore being equal to 93,665 rentable square feet). The Demised Premises includes any alterations, additions, improvements or repairs of any nature made thereto. This computation of rentable square footage shall be binding and conclusive on the parties and their successors and assigns.

         1.3. Section 1.03 of the Lease is amended by deleting such Section 1.03 in its entirety (other than the heading "Section 1.03. Base Rent"), and inserting in its place the following:

         "Base Rent" during the Term of the Lease shall equal the applicable amount set forth below:

         (i) Prior to March 1, 2003: $25.00 per rentable square foot of the Initial Demised Premises per annum, or $320,175.00 in the aggregate per annum (or $26,681.25 per month).

         (ii) From (and including) March 1, 2003 up to (and including) February 29, 2004: $173,733.38 per month, which equals the sum of the following amounts:

                  (a) Initial Demised Premises: $25.00 per rentable square foot of the Initial Demised Premises per annum, or $320,175.00 in the aggregate per annum (or $26,681.25 per month), plus

                  (b) Expansion Demised Premises: $25.50 per rentable square foot of the Expansion Demised Premises per annum, or $1,764,625.50 in the aggregate per annum (or $147,052.13 per month).

         (iii) From (and including) March 1, 2004 up to (and including) October 31, 2005: $198,504.51 per month, which equals the sum of the following amounts:

                  (a) Initial Demised Premises: $25.00 per rentable square foot of the Initial Demised Premises per annum, or $320,175.00 in the aggregate per annum (or $26,681.25 per month), plus

                  (b) Expansion Demised Premises: $25.50 per rentable square foot of the Expansion Demised Premises per annum, or $1,764,625.50 in the aggregate per annum (or $147,052.13 per month), plus

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                  (c)      Additional Expanets Demised Premises: $25.50 per
                           rentable square foot of the Additional Expanets Demised Premises per annum, or $297,253.50 in the aggregate per annum (or $24,771.13 per month).

         (iv) From (and including) November 1, 2005 up to (and including) February 28, 2006: $199,038.14 per month, which equals the sum of the following amounts:

                  (a) Initial Demised Premises: $25.50 per rentable square foot of the Initial Demised Premises per annum, or $326,578.50 in the aggregate per annum (or $27,214.88 per month), plus

                  (b) Expansion Demised Premises: $25.50 per rentable square foot of the Expansion Demised Premises per annum, or $1,764,625.50 in the aggregate per annum (or $147,052.13 per month), plus

                  (c) Additional Expanets Demised Premises: $25.50 per rentable square foot of the Additional Expanets Demised Premises per annum, or $297,253.50 in the aggregate per annum (or $24,771.13 per month).

         (v) From (and including) March 1, 2006 up to (and including) February 28, 2010, $214,648.97 per month, which equals the sum of the following amounts:

                  (a) Initial Demised Premises: $27.50 per rentable square foot of the Initial Demised Premises per annum, or $352,192.50 in the aggregate per annum (or $29,349.38 per month), plus

                  (b) Expansion Demised Premises: $27.50 per rentable square foot of the Expansion Demised Premises per annum, or $1,903,027.50 in the aggregate per annum (or $158,585.63 per month), plus

                  (c) Additional Expanets Demised Premises: $27.50 per rentable square foot of the Additional Expanets Demised Premises per annum, or $320,567.50 in the aggregate per annum (or $26,713.96 per month).

         provided, however, that during any renewal term, Base Rent shall be an amount determined pursuant to Section 4.01(b) hereof. Base Rent shall be payable per Section 5.01 hereof; it being understood that payment for electricity per Section 8.02 hereof is an amount in addition to Base Rent.

         1.4. Section 1.04(a) of the Lease is amended by inserting the words "allocated to the Initial Demised Premises (at the rate set forth in Section 1.03(iii)(a) hereof)" after the words "Base Rent" in the ninth line of such
Section 1.04 (a).

         1.5. Section 1.04(c) of the Lease is amended by deleting such Section 1.04(c) in its entirety, and inserting in its place the following:

                  (c) Notwithstanding the foregoing, the parties agree that the Required Letter of Credit Amount shall be subject to the following reductions (as applicable): (i) if the FDA Milestone (as defined in Section 1.08 hereof) is achieved, then the Required Letter of Credit Amount shall be reduced to $106,725.00 (which amount equals four (4) months of Base Rent for the Initial Demised Premises at the rate set forth in Section 1.03(iii)(a) hereof) and (ii) if the Cash Flow Milestone (as defined in Section 1.08 hereof) is achieved, then the Required Letter of Credit Amount shall be reduced to $53,362.50 (which amount equals two (2) months of Base Rent for the Initial Demised Premises at the rate set forth in Section 1.03(iii)(a) hereof). In addition, the Required Letter of Credit Amount shall be subject to reduction in accordance with Section 1.09(f) hereof.

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

         1.6. Section 1.05 of the Lease is amended by deleting such Section 1.05 in its entirety (other than the heading "Section 1.05. Term") and inserting in its place the following:

         The "Term" of this Lease shall commence on the Commencement Date and shall continue until the Expiration Date, unless sooner terminated or renewed in accordance with the provisions of this Lease. If Tenant exercises the Renewal Option pursuant to Section 4.01(a) hereof, the "Term" shall include the renewal period.

         1.7. Section 1.06 of the Lease is amended by deleting such Section 1.06 in its entirety (other than the heading "Section 1.06. Tenant's Pro Rata Share") and inserting in its place the following:

         For purposes of this Lease, Tenant's Pro Rata Share shall be the ratio of the total rentable square footage of the Demised Premises to the total rentable square footage of the Building. Landlord and Tenant have determined that Tenant's Pro Rata Share shall mean applicable percentage set forth below:

         (i) Prior to March 1, 2003: 4.103%, calculated as follows: Demised Premises of 12,807 rentable sq. ft. divided by the rental Area of Building of 312,143 sq. ft. = 0.04103 x 100 = 4.103%.

         (ii) From (and including) March 1, 2003 up to (and including) February 29, 2004: 26.273%, calculated as follows: Demised Premises of 82,008 rentable sq. ft. divided by the rental Area of Building of 312,143 sq. ft. = 0.26273 x 100 = 26.273%.

         (iii) From (and including) March 1, 2004 up to (and including) February 28, 2010: 30.007%, calculated as follows: Demised Premises of 93,665 rentable sq. ft. divided by the rental Area of Building of 312,143 sq. ft. = 0.30007 x 100 = 30.007%.

         The determinations of Tenant's Pro Rata Share set forth above shall be binding and conclusive on the parties, and their successors and assigns.

         1.8. Section 1.07 of the Lease is amended by deleting such Section 1.07 in its entirety and inserting in its place the following new Section 1.07:

         Section 1.07. Interim Rent:

         Landlord and Tenant agree that in the event Tenant takes possession of the Expansion Demised Premises (or any portion thereof) and commences conducting business in the Expansion Demised Premises on a date prior to March 1, 2003 (such earlier date being referred to as the "Early Occupancy Date"), then during the period commencing on the Early Occupancy Date and ending on February 28, 2003 (such period being referred to as the "Early Occupancy Period"), Tenant shall pay Landlord, as "Expansion Demised Premises Interim Rent" for the Expansion Demised Premises, an amount equal to 8.25 per rentable square foot per annum (plus a Tenant electric charge of $1.35 per rentable square foot per annum) for the portion of the Expansion Demised Premises actually used by Tenant in the conduct of its business, in each case pro-rated for the number of days in such Early Occupancy Period; it being agreed that for purposes of this calculation, if


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

         the amount of rentable square footage of the Expansion Demised Premises used by Tenant is not a multiple of 5,000 (i.e., 5,000; 10,000; 15,000, etc.), then the amount of rentable square footage of the Expansion Demised Premises deemed "actually used" by Tenant shall be rounded up to the next highest 5,000 rentable square footage amount. (For example, (1) if the amount of space in the Expansion Demised Premises which Tenant uses equals 1,500 rentable square feet, then Tenant shall be deemed to be actually using 5,000 rentable square feet of the Expansion Demised Premises and (2) if the amount of space in the Expansion Demised Premises which Tenant uses equals 5,001 rentable square feet, then Tenant shall be deemed to be actually using 10,000 rentable square feet of the Expansion Demised Premises.) Expansion Demised Premises Interim Rent shall be communicated to Tenant by written notice at the end of the first month of the Early Occupancy Period, along with an invoice. Expansion Demised Premise Interim Rent shall be billed monthly and shall be due and payable thirty (30) days after Tenant's receipt of such invoice. In the event there is any such Early Occupancy Period, then effective as of Early Occupancy Date the term "Demised Premises" shall include the portion of the Expansion Demised Premises actually used by Tenant in the conduct of its business (it being understood for purposes of clarification that there shall not be an increase in the Base Rent charge set forth in Section 1.03 hereof as a result of any such Early Occupancy Period, other than for the Expansion Demised Premises Interim Rent set forth in this Section 1.07). Notwithstanding anything contained in this Section, Tenant in no event shall have right to take possession of the Expansion Demised Premised or commence conducting business therein prior to the date of the expiration of Landlord's lease with its current tenant (Agere Systems Inc.) of the Expansion Demised Premised (which lease is scheduled to expire on August 31, 2002).

         1.9. The Lease is amended by inserting the following new Sections 1.08 and 1.09 immediately after Section 1.07 of the Lease:

         Section 1.08. Security Deposit Amount:

                  (a) Except as otherwise provided in Section 1.09(f) hereof, Tenant shall, commencing on January 15, 2003 and at all times thereafter during the term of this Lease, have deposited with Landlord, as a security deposit (the "Security Deposit") an amount equal to the Required Security Deposit Amount (as defined in Section 1.08(b) hereof).

                  (b) The "Required Security Deposit Amount" shall mean the applicable amount set forth below:

                  (i) $1,029,364.91 (which amount equals seven (7) months of Base Rent for the Expansion Demised Premises, at the rate set forth in Section 1.03(iii)(b) hereof), unless and until reduced in accordance with clause
                           (ii) and/or clause (iii) below or increased in accordance with clause (v) below.

                  (ii) In the event Tenant receives full and unconditional approval from the Food and Drug Administration for its Genasense product (such occurrence being referred to as


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

                           the "FDA Milestone"), then the Required Security Deposit Amount shall be reduced to $588,208.52 (which amount equals four (4) months of Base Rent for the Expansion Demised Premises, at the rate set forth in
                           Section 1.03(iii)(b) hereof).

                  (iii)    In the event (x) the FDA Milestone is achieved, and
                           (y) Tenant's EBITDA (as determined in accordance with GAAP) for the immediately preceding four calendar quarters, is equal to or greater than $10,000,000, then the Required Security Deposit Amount shall be reduced to $294,104.24 (which amount equals two (2) months of Base Rent for the Expansion Demised Premises, at the rates set forth in Section 1.03(iii)(b) hereof). The achievement of all of the occurrences described in clauses (x) and (y) above is referred to as the "Cash Flow Milestone."

                  (iv) Achievement by Tenant of each of the FDA Milestone and the Cash Flow Milestone shall be communicated to Landlord by Tenant along with documentation, reasonably satisfactory to Landlord, evidencing the same, whereupon Landlord shall, within thirty (30) days after receiving such documentation, return the excess Security Deposit (including any interest having accrued thereon) to Tenant.

                  (v) In the event (x) the Required Security Deposit Amount shall not have been reduced pursuant to either clause
                           (ii) or (iii) above and (y) the Financial Trigger (as defined below) has occurred, then the Required Security Deposit Amount shall be increased to $1,323,469.10 (which amount equals nine (9) months of Base Rent for the Expansion Demised Premises, at the rate set forth in Section 1.03(iii)(b) hereof). Tenant shall deposit funds with Landlord to satisfy such increase in the Required Security Deposit Amount no later than thirty (30) days after Landlord's written request to Tenant to provide such increased amount. The parties agree that in the event the Required Security Deposit Amount is increased pursuant to this clause (v), then the Required Security Deposit Amount may still be reduced in accordance with clauses (ii) and/or (iii) above in the event the conditions described in such clauses
                           (ii) and/or (iii) are satisfied. The term "Financial Trigger" means that either (A) the sum of Tenant's cash, cash equivalents and accounts receivables from Aventis are less than $50,000,000 or (B) Tenant's net worth is less than $40,000,000. Tenant shall immediately notify Landlord upon the occurrence of the Financial Trigger. If requested by Landlord, Tenant shall furnish Landlord with evidence as to whether or not the Financial Trigger has occurred.

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

         Section 1.09. Security Deposit Provisions:

                  (a) The Security Deposit is security for the full and faithful performance by Tenant of all of its obligations under this Lease; it being understood for purposes of clarification that such amount is in addition to the security provided to Landlord by the Letter of Credit required pursuant to Section 1.04 hereof (the initial Letter of Credit provided by Tenant under Section 1.04 being referred to sometimes as the "Initial LC"). If an Event of Default (as herein defined) has occurred, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) Rent or any other sums of money which Tenant may not have paid or which may become due after the occurrence of the Event of Default; (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease; or
         (iii) any sum which Landlord may expend or be required to expend by reason of such Event of Default, including any damages or deficiency in the re-letting of the Demised Premises (it being understood for purposes of this clause (iii) that the "Demised Premises" shall include the Initial Demised Premises, the Expansion Demised Premises and the Additional Expanets Demised Premises, even if, at such time, any such space is not included within the definition of Demised Premises) in connection with Article XVI hereof. In the case of every such application, or retention during the Lease Term, Tenant shall, on demand, pay to Landlord a sum equal to that so applied or retained, which shall be added to the Security Deposit so that the same shall be restored to the then applicable Required Security Deposit Amount. Landlord may use, apply or retain the whole or any part of the Security Deposit for the repair of damage to the Demised Premises upon Tenant's surrender of the Demised Premises on Expiration Date. The use, application or retention of the Security Deposit or portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided for hereunder or at law shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

                  (b) Landlord shall maintain the Security Deposit in an interest bearing money market account with a nationally recognized financial institution, each as selected by Landlord, and shall not commingle the Security Deposit with other funds of Landlord. Interest that accrues on the Security Deposit shall become part of the Security Deposit and shall be returned to Tenant in accordance with Sections 1.08(b) and 1.09(c) hereof.

                  (c) If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the Expiration Date or upon any later date after which Tenant has vacated the Demised Premises. In the absence of evidence reasonably satisfactory to Landlord of any assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant regardless of one or more assignments of Tenant's interest in such Security Deposit. In such event, upon the return of such Security Deposit or balance thereof to the original Tenant, Landlord shall be completely relieved of liability hereunder.

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

                  (d) Tenant covenants and agrees that it shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security Deposit during the Term of the Lease.

                  (e) The Security Deposit may be transferred to any purchaser of Landlord's interest in the Building or the Real Estate, provided as a condition of such transfer, the transferee assumes, in writing, the Landlord's obligations under this Lease, including without limitation the obligation to hold the same pursuant to this Section 1.09. Upon such transfer and Landlord's notice to Tenant of such transfer, Landlord shall be relieved of any obligation with respect thereto.

                  (f) Notwithstanding the provisions of Section 1.09 hereof or
         Section 1.04 hereof, Landlord and Tenant agree that Tenant may, from time to time, upon five (5) business days prior written notice to Landlord (but subject to there being no Event of Default which has occurred and is continuing), provide substitute security to Landlord by exercising any of the following options (each a "Replacement Security Option"):

                  (A) replace the then current Initial LC with cash in the then Required Letter of Credit Amount, by depositing the same with Landlord as an additional amount to the Security Deposit, in which case (I) such additional amount so deposited shall become part of the Security Deposit and shall be subject to the terms of this Lease (including, without limitation, Section 1.09 hereof), (II) the Required Security Deposit Amount shall be increased by the additional amount so deposited (and thereafter shall be subject to reduction when and as the Required Letter of Credit Amount would have been reduced had the Initial LC been maintained) and the Required Letter of Credit Amount shall thereafter be zero, and (III) upon such deposit in accordance with the terms hereof, Landlord shall promptly (but no later than seven (7) business days thereafter) return the Initial LC to Tenant without further draw thereon; or

                  (B) provide an additional Letter of Credit to Landlord in lieu of the required Security Deposit, with such new Letter of Credit (sometimes referred to herein as the "Second LC") having an available amount equal to the Required Security Deposit Amount at such time, in which case the Required Letter of Credit Amount shall be increased by the Required Security Deposit Amount in effect immediately preceding the replacement described herein and the Required Security Deposit Amount shall thereafter be zero. The Second LC (I) must comply with, and shall be subject to, all of the terms set forth in this Lease applicable to any Letter of Credit (including without limitation
                           Section 1.04 hereof and Exhibit F attached hereto, but with an available amount equal to the amount set forth in this clause (B)), and (II) shall be subject to being reduced (or increased) to the same extent provided for the Security Deposit being replaced.

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

                           Upon delivery of the Second LC to Landlord in accordance with the terms hereof, Landlord shall promptly (but no later than seven (7) business days thereafter) return the Security Deposit to Tenant, without further draw thereon; or

                  (C) replace the Initial LC and the Security Deposit (or the Initial LC and the Second LC, as applicable) with a single Letter of Credit (sometimes referred to herein as the "Consolidated LC") having an available amount equal to the total of the then Required Security Deposit Amount plus the then Required Letter of Credit Amount. In such event, the Required Letter of Credit Amount shall be increased by the Required Security Deposit Amount in effect immediately preceding the replacement described herein, and the Required Security Deposit Amount shall thereafter be reduced to zero. The Consolidated LC must comply with, and shall be subject to, all of the terms set forth in this Lease applicable to any Letter of Credit (including without limitation Section 1.04 hereof and Exhibit F attached hereto, but with an available amount equal to the amount set forth in this clause (C)), The Required Letter of Credit Amount for The Consolidated LC shall be subject to being reduced (or increased) to the same extent provided for the Letter(s) of Credit and/or Security Deposit being replaced. Upon delivery of the Consolidated LC in accordance with the terms hereof, Landlord shall promptly (but no later than seven (7) business days thereafter) return the letter(s) of credit and/or Security Deposit being replaced to Tenant without further draw thereon.

                  For purposes of clarification, it is understood that in the event Tenant exercises any of its Replacement Security Options, then any subsequent reductions in the Required Security Deposit Amount or Required Letter of Credit Amount (as the case may be) as a result of Tenant achieving either the FDA Milestone or the Cash Flow Milestone, or any subsequent increase in the Required Security Deposit Amount or Required Letter of Credit Amount (as the case may be), shall be applied to the required amount of the replacement collateral, so that the aggregate amount of the security provided to Landlord from time to time, whether in cash or letter of credit form, shall be the same as the aggregate amount of the Initial LC and the Security Deposit which would have applied had Tenant not exercised such Replacement Security Option(s). (For example, if the Initial LC is replaced with an additional Security Deposit pursuant to the Replacement Security Option described in clause (A) above, then in the event Tenant achieves the FDA Milestone, the Required Security Deposit Amount would equal $694,933.52 (which equals $588,208.52 plus $106,725.00.)

         1.10. Section 2.01(d) of the Lease is amended by inserting the words "; provided, however that (I) with respect to the


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Expansion Demised Premises, the `Base Tax Rate' shall mean the real estate tax rate in effect for calendar year 2003 and (II) with respect to the Additional Expanets Demised Premises, the `Base Tax Rate' shall mean the real estate tax rate in effect for calendar year 2004" after the words "calendar year 2001" in the first and second lines of such Section 2.01(d).

         1.11. Section 2.01(h) of the Lease is amended by deleting such Section 2.01(h) in its entirety, and inserting in its place the following:

                  (h) The "Commencement Date" of this Lease shall mean November 1, 2000.

         1.12. Section 2.01(k) of the Lease is amended by (i) deleting the words "the last day of the Term" in the first line of such Section 2.01(k) and inserting in their place the words "February 28, 2010, unless sooner terminated in accordance with the terms of this Lease" and (ii) deleting the words "Expiration Date" in the third line of such Section 2.01(k) and inserting in their place the words "February 28, 2010 (or if the Lease shall have been renewed, the last day of the Term as so renewed)".

         1.13. Section 2.01(r) of the Lease is amended by inserting the words "; provided, however that (I) with respect to the Expansion Demised Premises, the `First Operating Year' shall mean the calendar year 2003 and (II) with respect to the Additional Expanets Demised Premises, the `First Operating Year' shall mean the calendar year 2004" after the words "calendar year 2001" in the second line of such Section 2.01(r).

         1.14. Section 2.01(v) of the Lease is amended by inserting the words "; provided, however that (I) with respect to the Expansion Demised Premises, `Real Estate Tax Base' shall mean the dollar amount of real estate tax payable with respect to the Real Estate for calendar year 2003, determined by multiplying the Assessed Valuation by the Base Tax Rate and (II) with respect to the Additional Expanets Demised Premises, `Real Estate Tax Base' shall mean the dollar amount of real estate tax payable with respect to the Real Estate for calendar year 2004, determined by multiplying the Assessed Valuation by the Base Tax Rate" after the words "Base Tax Rate" in the third line of such Section 2.01(v).

         1.15. Section 2.01 of the Lease is amended by inserting the following new clauses at the end of such Section 2.01:

                  (ee) "Additional Expanets Demised Premises" shall have the meaning set forth in Section 1.02 of this Lease.

                  (ff) "Expanets Lease" shall have the meaning set forth in the Preamble to the Lease.

                  (gg) "Expanets Sublease Expansion Date" shall mean March 1, 2004.

                  (hh) "Expansion Demised Premises" shall have the meaning set forth in Section 1.02 of this Lease.

                  (ii) "Expansion Effective Date" shall mean March 1, 2003.

                  (jj) "Initial Demised Premises" shall have the meaning set forth in Section 1.02 of this Lease.

                  (kk) "Required Security Deposit Amount" shall have the meaning set forth in Section 1.08 of this Lease.

                  (ll) "Security Deposit" shall have the meaning set forth in
         Section 1.08 of this Lease.

         1.16. Section 3.01(a) of the Lease is amended by inserting the following at the end of such Section 3.01(a): "For purposes of clarification and without limiting any other provision of this Lease, the parties agree that the provisions of Article III hereof are applicable to each of the Initial Demised Premises, the Expansion Demised Premises and the Additional Expanets Demised Premises."

         1.17. Section 3.01(c) of the Lease is amended by (i) inserting the words "(it being understood that the foregoing shall not limit Tenant's right to the Expansion Demised Premises Work Allowance in accordance with the terms of Exhibit C-2 hereto)" after the word "Tenant" in the second line of the first paragraph of such Section 3.01(c); (ii) inserting the words "; it being agreed that Landlord can revise the list of Pre-Approved Contractors at any time with written notice to Tenant" after the words "Approved Contractors" in the third line of clause (i) of such Section 3.01(c); (iii) deleting the words "first-class union contractors and shall" in sixth and seventh lines of clause
(i) of such Section 3.01(c); (iv) deleting the words "insurance policies" in the ninth line of clause (i) of such Section 3.01(c) and inserting in their place the words "certificates of insurance"; (v) inserting the word "reasonably" before the word "reject" in the eleventh line of clause (i) of such Section 3.01(c); (vi) inserting the words ", and the Tenant Work shall in no event interfere with building systems or with any other tenant's use and quiet enjoyment of such tenant's leased space in the Building" after the word "manner" in the fourth line of clause (iv) such Section 3.01(c) and (vii) inserting the words "any consent by Landlord to the Plans and Specifications or" after the word "Notwithstanding" in the fourth line of clause (iv) such Section 3.01(c).

         1.18. Section 3.02(b) of the Lease is amended by inserting the words "(and subject to the terms of this Lease, Tenant shall be permitted to commence the Tenant Work)" after the words "Demised Premises" in the second line of such
Section 3.02(b).

         1.19. Section 3.02 of the Lease is amended by inserting the following new clause (c) at the end of such Section 3.02:

                  (c) Notwithstanding anything contained in this Section 3.02 or any other provision of this Lease, in no event shall Tenant be permitted to enter into (or have any access to), install any furniture, computers or other items in, or perform any construction on, the Expansion Demised Premises prior to the date of the expiration of Landlord's lease with its current tenant (Agere Systems Inc. ("Agere")) of the Expansion Demised Premises (which lease is scheduled to expire on August 31, 2002), unless Tenant receives Landlord's prior written consent thereto. Landlord agrees that it shall use commercially reasonable efforts to ensure that Agere vacates the Expansion Demised Premises no later than August 31, 2002. The parties agree that in the event that there is a hold over by Agere under its lease for the Expansion Demised Premises such that Agere remains in possession of the Expansion Demised Premises past August 31, 2002, then (if there are any Agere Hold Over Days, as defined below, and as Tenant's exclusive remedy) the Expansion Effective Date set forth herein as March 1, 2003 shall be delayed for a number of days equal to the Agere Hold Over Days. The term "Agere Hold Over Days" means the number of days of Agere's hold over period after August 31, 2002 (if any) in respect of the Expansion Demised Premises, but, with respect to each particular hold over day, only if such particular day of hold over actually delays Tenant's construction of the Tenant Work for the Expansion Demised Premises. (For example, if Agere holds over until September 25, 2002 but only the days of September 22, 23, 24 and 25 of year 2002 actually delayed Tenant's construction of the Tenant Work for the Expansion Demised, then there would be four (4) Agere Hold Over Days and the Expansion Effective Date would be revised to March 5, 2003). In the event that there are any such Agere Hold Over Days, then the parties shall amend this Lease to reflect the revised Expansion Effective Date; it being agreed that (i) the parties shall also amend such other terms of the Lease tied to the Expansion Effective Date or the March 1, 2003 date (such as Base Rent and Tenant's Pro Rata Share) to reflect such revised date and (ii) the Expiration Date shall not be revised (i.e., it shall remain as February 28, 2010).

         1.20. Section 3.03 of the Lease is amended by deleting the words "deems appropriate" in the fifth and sixth lines of such Section 3.03 and inserting in their place the words "deems reasonably appropriate (and any amounts shall be in commercially reasonable amounts)".

         1.21. Section 4.01(a) of the Lease is amended by deleting such Section 4.01(a) in its entirety and inserting in its place the following:

                  (a) Tenant shall have two (2) options to renew this Lease (each a "Renewal Option"), for either (i) all of the space then leased by Tenant or (ii) all of any floor of the Building then leased by Tenant (it being agreed that if, with respect to a particular floor in the Building, Tenant is then leasing only a part of such floor, then Tenant may exercise such renewal option for all of such partial floor then leased by Tenant), in each case on the same terms and conditions and in the manner set forth below, and each for a term of five (5) years, provided that there has been no Event of Default that has occurred and is continuing at the time of exercise of the option. In the event Tenant desires to elect the first Renewal Option, Tenant shall give Landlord written notice of its exercise of the first Renewal Option nine (9) months prior to the Expiration Date of the Term. Assuming the first Renewal Option is exercised, and in the event Tenant desires to elect the second Renewal Option, Tenant shall give Landlord written notice of its exercise of the second Renewal Option nine (9) months prior to the expiration of the first renewal term. If Tenant exercises the first or second Renewal Option, Tenant shall indicate in such notice the specific space for which Tenant is exercising its option, and if Tenant exercises such option for less than all of the space then leased by Tenant as permitted under clause (ii) above (i.e., it is only for one of the floors and/or partial floor then leased by Tenant), then this Lease shall terminate with respect to the space which Tenant is not renewing, on the date this Lease would otherwise terminate if the Tenant had not exercised such Renewal Option. If Tenant fails to timely notify Landlord of its exercise of a Renewal Option, then all Renewal Options shall expire.

         1.22. Article IV of the Lease is amended by (i) inserting the words "; RIGHT OF FIRST REFUSAL; AND TEMPORARY SPACE" after the word "RENEW" in the heading of such Article IV and (ii) inserting the new Sections 4.02 and 4.03 after Section 4.01 of the Lease:

         Section 4.02. Right of First Refusal:

         If, during the period commencing after March 1, 2003 and through to the end of the base Term of this Lease (i.e., not including any renewal term),

         Landlord shall have received or presented a written bona fide offer from or to, respectively, a third party (other than (i) Landlord or any of its affiliates or (ii) any existing tenant in the Building with respect to any portion of space then under lease or sublease to such tenant, whether such offer is pursuant to a renewal option set forth in its lease or sublease, or otherwise) to lease any space in the Building other than the Demised Premises (such remaining space in the Building being referred to herein as the "Remaining Space" and such offer being referred to as a "Bona Fide Offer"), and provided that there has been no Event of Default that has occurred and is continuing at such time, Landlord shall notify Tenant that it has received or presented an offer for such space (the portion of the Remaining Space subject to such offer being referred to herein sometimes as the "Subject Remaining Space") and that Tenant may elect to lease all (but not less than all) such Subject Remaining Space. Tenant shall have ten (10) business days from receipt of Landlord's notice to exercise its option to lease such Subject Remaining Space, by written notice to Landlord. The parties agree that the Base Rent for the Subject Remaining Space shall be an amount equal to the Market Rent (as defined in Section 4.01(b)). The lease of the Subject Remaining Space shall include, in addition to such Base Rent, such other terms and conditions (including, without limitation, the lease term) as shall be mutually reasonably acceptable to Landlord and Tenant.

         The parties agree that in the event Tenant declines to exercise its option described in this Section 4.02 with respect to any Subject Remaining Space (or if Tenant exercises such option but the parties are otherwise unable to mutually agree on the terms of the lease of such space within ten (10) business days after Tenant's exercise of such option), then during the next twelve (12) months Landlord shall have the right, without any obligations to Tenant under this Section 4.02, to enter into a lease transaction for such Subject Remaining Space with a New Tenant. "New Tenant" shall mean either (I) the third party from whom Landlord received or presented the Bona Fide Offer that triggered Tenant's rights under this Section 4.02 for such Subject Remaining Space or (II) any other prospective tenant for which a Bona Fide Offer is made or received by Landlord for such Subject Remaining Space prior to the date which is two (2) months after the date Tenant declined to exercise its option (or failed to agree with Landlord on terms as provided above) for such Subject Remaining Space. The parties further agree that once any space in the Building is leased to any New Tenant other than Landlord or any of its affiliates, the then existing tenant or sublessee of such space or the successors, assigns or subtenants of such existing tenant or sublessee (the space leased to such third party being referred to as the "Excluded Space"), so long as Tenant has been afforded its applicable rights under this Section 4.02 prior to the time such Excluded Space was so leased to such New Tenant, then Tenant's rights described in this Section 4.02 with respect to such Excluded Space shall expire, and Landlord shall have no further obligations to Tenant with respect to such Excluded Space.

         Notwithstanding anything contained herein, the parties acknowledge and agree that (i) BrokerTec Global, L.L.C. ("BrokerTec") and OM (US) Inc. ("OM"; BrokerTec, OM and their respective successors and assigns being referred to herein sometimes as the "Priority Tenants"), each of which is a tenant in the Building, each have certain expansion rights to space on the first, second and third floors of the Building pursuant to the terms of their respective lease agreements with Landlord and (ii) Tenant's rights under this Section 4.02, with respect to space on the first, second and third floors of the Building, shall be subject and subordinate to each of the Priority Tenants' rights to such space as provided in their respective leases (and Tenant shall only have the right to lease such space in the event each of the Priority Tenants declines to exercise any such rights; it being understood that Landlord shall provide notice to Tenant of the existence of such space at approximately the same time it provides such notice to any of the Priority Tenants and in the notice which Landlord provides to Tenant, Landlord shall provide Tenant with reasonable details as to the amount of time the Priority Tenants have to exercise their respective options for such space). Landlord confirms and agrees that none of the rights of the Priority Tenants described in the preceding sentence shall preclude Tenant from exercising any of its renewal options under this Lease pursuant to
         Section 4.01 hereof.

         Landlord also agrees that, promptly following Tenant's written request, Landlord shall inform Tenant regarding space availabilities in the various buildings comprising the Connell Corporate Center complex.

         Section 4.03. Temporary Space:

         The parties acknowledge that, as of the date hereof, the portion of the first floor of the Building described on Exhibit I hereto consisting of 5,000 rentable square feet (the "Temporary Space") is not under lease to any entity. The parties agree that Tenant shall have the right, by providing written notice thereof to Landlord at any time prior to February 1, 2003, to lease all or any portion of the Temporary Space as specified by Tenant in such notice (the space being specified in such notice being referred to as the "Subject Temporary Space" (it being agreed that in the event the Subject Temporary Space is less than all of the Temporary Space, then such Subject Temporary Space shall be in a location reasonably acceptable to Landlord) and the commencement date for the lease of the Subject Temporary Space as specified in such notice being referred to as the "Subject Temporary Space Start Date") on a month to month basis. In the event Tenant leases any Subject Temporary Space pursuant to this Section 4.03, then such Subject Temporary Space shall, effective as of the Subject Temporary Space Start Date and during the term of the lease of such Subject Temporary Space, be considered as part of the Demised Premises under this Lease and subject to the terms of this Lease; provided, however, that notwithstanding anything contained in this Lease, (i) such Subject Temporary Space shall be accepted by Tenant under lease "AS IS," without any representations or warranties of any kind by Landlord, (ii) the term of the lease for such Subject Temporary Space shall commence on the Subject Temporary Space Start Date and shall continue until the earlier to occur of February 28, 2003 or such earlier date as specified in writing by Tenant to Landlord (provided that Tenant must provide Landlord with at least thirty (30) days written notice if it elects to terminate the lease of such Subject Temporary Space on a date prior to February 28, 2003), (iii) Tenant shall pay Landlord, as additional "Base Rent" for such Subject Temporary Space during the term of the lease of such Subject Temporary Space, an amount equal to $25.50 per rentable square foot of such Subject Temporary Space per annum, plus $1.35 per rentable square foot of such Subject Temporary Space per annum for Tenant electric, in each case pro-rated for the number of days in the term of such lease and (iv) Tenant shall not make any alterations or improvements to such Subject Temporary Space without Landlord's prior written consent.

         Notwithstanding anything contained herein, Tenant's rights described in this Section 4.03 with respect to the Temporary Space shall be subject and subordinate to each of the Priority Tenants' (as defined in Section
         4.02 hereof) rights to such space as provided in their respective leases (and Tenant shall only have the right to lease such space in the event each of the Priority Tenants declines to exercise any such rights; it being agreed that in the event Tenant exercises its right for any such Subject Temporary Space, Landlord shall provide Tenant with reasonable details as to the amount of time the Priority Tenants have to exercise their respective options for such space).

         1.23. Section 5.01 of the Lease is amended by deleting the third sentence of such Section 5.01 in its entirety.

         1.24. Section 5.03(b) of the Lease is amended by (i) deleting the words "sixty (60) days" in the second and sixteenth lines of such Section 5.03(b) and inserting in their place, both such times, the words "one hundred twenty (120) days", (ii) deleting the words "(subject to the penultimate sentence of this Section 5.03(b))" in the seventh line of such Section 5.03(b), (iii) deleting the words "(subject to the last sentence of this Section 5.03(b))" in the eighth line of such Section 5.03(b), and (iv) deleting the last two sentences of such
Section 5.03(b) in their entirety.

         1.25. Section 5.03(d) of the Lease is amended by inserting the word "commercially" before the words "reasonable management fee" in clause (xi) of such Section 5.03(d).

         1.26. Section 6.02(b) of the Lease is amended by (i) inserting the following sentence immediately before the first sentence of such Section 6.02(b): "Any signs permitted pursuant to Section 6.02 hereof (including, without limitation, under Section 6.02(c) hereof) shall be subject to approval of local permitting authorities." and (ii) inserting the following sentence at the end of such Section 6.02(b):

         The parties agree that (I) Landlord makes no representation or warranty of any kind whatsoever that the applicable local permitting authorities will approve any such signs and (II) the failure of Tenant to have any such signs due in any way to the failure to obtain the approval of the applicable permitting authorities shall not constitute a breach or other violation of this Lease and shall not entitle Tenant to any remedies against Landlord (including, without limitation, any reduction in Rent) or in any manner whatsoever modify the terms of this Lease.

         1.27. Section 6.02(c) of the Lease is amended by inserting the following after the words "Demised Premises" in the second line of such Section 6.02(c):

         ; provided, however that in the event, but only so long as, either (i) Tenant is occupying at least 208,095 rentable square feet in the Building or (ii) Landlord allows another tenant in the Building (which other tenant is leasing less rentable square feet in the Building from Landlord than Tenant is then leasing in the Building from Landlord) to install a sign on the exterior of the Building which identifies such tenant (but only if, and so long as such sign is actually installed on the exterior of the Building; it being agreed that any sign identifying Landlord or any affiliate of

         Landlord, or the current Agere Systems, Inc. sign on the Building, shall be excluded as a trigger under this clause (ii)), then Tenant may, at its cost and expense, install and maintain no more than two (2) lighted signs (in the aggregate) bearing Tenant's name and logo, on up to two sides of the fifth floor of the exterior of the Building, in a mutually agreeable location and subject to Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned, delayed or denied) as to dimensions, material, content, location and design. The parties also agree that in the event there are any monument signs at the Building which list any tenant (other than Landlord or any affiliate of Landlord) of the Building, Tenant shall have Tenant's Pro Rata Share of space (to place its name) on the monument sign(s).

         1.28. Section 6.02(d) of the Lease is amended by inserting the words "(and, in the event a sign on the side of Building as described in Section 6.02(c) hereof is installed in accordance with such Section, if and when the condition for having such sign as set forth in Section 6.02(c) hereof is no longer satisfied, if requested by Landlord)" after the word "Term" in the third line of such Section 6.01(d).

         1.29. Section 7.02(a) of the Lease is amended by deleting the words "all repairs to be made by Tenant exceeding an amount equal to $0.50 per rentable square feet of the Demised Premises in cost" in the eleventh through thirteenth lines of such Section 7.02(a) and inserting in their place the words "all material repairs to be made by Tenant".

         1.30. Section 7.03 of the Lease is amended by (i) deleting the word "repairs" each time such word appears in such Section 7.03, (ii) deleting the word "$0.50" in the ninth line of such Section 7.03 and inserting in its place the word "$1.00", and (iii) deleting the words "to the condition prior to any such repairs, alterations, additions or improvements and otherwise in the condition required under this Lease" in the nineteenth and twentieth lines of such Section 7.03, and inserting in their place the words "to `base building condition' such that the affected portion of the Demised Premises is in the condition necessary for (and is ready for) installation of standard office improvement (and, without limiting the foregoing, such affected area must be broom clean and in good condition and repair)".

         1.31. Section 7.06 of the Lease is amended by inserting the following after the word "writing" in the eighth line of such 7.06:

         The parties agree that Tenant shall not be required to remove (and shall not remove), at the end of the Term, the portion of the initial Tenant Work for any of the Demised Premises consisting of standard office improvements done at the Demised Premises in accordance with
         Article III hereof (it being understood that the obligation of Tenant not to remove such portion of such initial Tenant Work consisting of standard office improvements does not apply to any trade fixtures comprising any part of such initial Tenant Work, which trade fixtures may be removed by Tenant). Notwithstanding anything contained in this Lease, unless otherwise requested by Landlord to Tenant in writing prior to the end of the Term, Tenant shall be required, on or before the end of the Term and at Tenant's cost and expense, to remove all Atypical Alterations (as defined in Section 7.03 hereof) made in connection with the initial Tenant Work for any of the Demised Premises and to restore such portion of the Demised Premises affected by such Atypical Alterations, and the removal thereof, to "base building condition" such that the affected portion of the Demised Premises is in the condition necessary for (and is ready for) installation of standard office improvement

         (and, without limiting the foregoing, such affected area must be broom clean and in good condition and repair). The parties also agree that, for purposes of this Lease, any alterations, additions or improvements done for Tenant's pharmaceutical research and development use (as opposed to Tenant's general office use; it being understood that this parenthetical shall not in any way limit the scope of the definition of Atypical Alterations defined in Section 7.03 hereof without regard to this sentence) shall be treated as an Atypical Alteration.

         1.32. Section 8.01(c) of the Lease is amended by deleting the second and third sentences of such Section 8.01(c) and inserting in their place the following:

         Access to parking in the Parking Area shall be granted 4 cars per each 1,000 rentable square feet (i.e., (i) prior to the Expansion Effective Date, 51 cars for 12,807 rentable square feet, (ii) effective as of the Expansion Effective Date, 328 cars for 82,008 rentable square feet, and
         (iii) effective as of the Expanets Sublease Expansion Date, 375 cars for 93,665 rentable square feet). Of that amount, Landlord will designate the following number of spaces as "reserved" for Tenant: (x) prior to the Expansion Effective Date, 5 spaces, (y) effective as of the Expansion Effective Date, 33 spaces and (z) effective as of the Expanets Sublease Expansion Date, 38 spaces. Attached as Exhibit H are the designated locations for Tenant's "reserved" parking spaces for the periods prior to the Expansion Effective Date (it being agreed that Landlord shall notify Tenant of the locations of the additional "reserved" parking spaces effective as of the Expansion Effective Date and the Expanets Sublease Expansion Date, each promptly following the Expansion Effective Date and the Expanets Sublease Expansion Date, as applicable).

         1.33. Section 8.02(a) of Lease is amended by inserting the following at the end of such Section 8.02(a):

         The parties agree that for purposes of calculating the electricity charge set forth in this Section 8.02(a), the rentable square footage of the Demised Premises shall equal (i) for periods prior to March 1, 2003, 12,807 rentable square feet, (ii) from (and including) March 1, 2003 up to (and including) February 29, 2004, 82,008 rentable square feet and (iv) from (and including) March 1, 2004 and thereafter, 93,665 rentable square feet.

         1.34. Section 9.01 of the Lease is amended by inserting the words "and pharmaceutical research and development use" after the words "general offices" in the first line of such Section 9.01.

         1.35. Section 10.01(c) of the Lease is amended by (i) inserting the word "reasonably" before the word "unsatisfactory" in the first line of clause
(i) of such Section 10.01(c) and (ii) deleting clause (iv) of such Section 10.01(c) in its entirety.

         1.36. Section 10.01(e) of Lease is amended by (i) inserting the words "or the expansion options" after the words "Demised Premises" in the second line of such Section 10.01(e) and (ii) inserting the following at the end of such
Section 10.01(e):

         Notwithstanding the foregoing, if an assignment is made to an entity pursuant to Section 10.01(a) hereof, such assignee shall have such rights to renewal and expansion options set forth in this Lease, provided that Tenant shall continue to remain primarily liable for all obligations under this Lease (including, without limitation, during any such renewal term or term for such additional space).

         1.37. Section 10.01(f) of the Lease is amended by deleting such Section 10.01(f) in its entirety.

         1.38. Section 10.02(e) of the Lease is amended by (i) deleting the word "mortgage" in the first line of such Section 10.02(e) and inserting in its place the word "Mortgage" and (ii) inserting the following at the end of such Section 10.02(e): "Landlord further represents that as of the date this Amendment is signed by Landlord, there is no Mortgage on the Real Estate."

         1.39. Section 14.01(d) of the Lease is amended by deleting the words "fifty percent (50%)" in the second line of such Section 14.01(d) and inserting in their place the words "one hundred percent (100%)".

         1.40. Section 14.08(a) of the Lease is amended by (i) inserting the words "to the extent" before the word "arising" in the ninth line of such
Section 14.08(a), (ii) inserting the words "to the extent" before the word "arising" in the twelfth line of such Section 14.08(a), and (iii) inserting, after the words "by its use and storage" in the third line of such Section 14.08(a), the following:

         in the Demised Premises (i) of the materials and animals set forth in Exhibit J attached hereto in accordance with the approximate levels of usage per year set forth in such Exhibit J, which materials and animals are used by Tenant with due care and in compliance with applicable law, in the reasonable and prudent conduct of Tenant's business, and only in such areas, if any, of the Demised Premises as is permitted under applicable law (it being agreed that Landlord does not, and shall not, make any representation or warranty as to which areas, if any, of the Demises Premises for which it is permissible under applicable law to use the materials and animals set forth in Exhibit J (in the approximate levels of usage set forth in such Exhibit J or otherwise)) or (ii).

         1.40A. Section 14.08(a) of the Lease is also amended by inserting the following sentence at the end of such Section 14.08(a):

         In the event Tenant requests Landlord to agree to amend Exhibit J to this Lease to allow for Tenant's use and storage of materials or animals not otherwise listed on Exhibit J, or to allow for levels of usage of materials or animals not otherwise permitted under Exhibit J (which other materials or animals, or levels or usage, are necessary for Tenant's business operations in the Demised Premises), Landlord agrees to act reasonably in deciding whether or not to agree to such proposed amendment.

         1.41. Section 15.01(a) of the Lease is amended by inserting the words "to the extent" before the word "relating" in the sixth line of such Section 15.01(a).

         1.42. Section 16.01 of the Lease is amended by (i) renaming clause "(f)" of such Section 16.01 as clause "(g)", (ii) renaming the original clause "(g)" of such Section 16.01 as clause "(h)" and (iii) inserting the following new clause "(f)" immediately after clause "(e)" of such Section 16.01:

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

         (f) The failure by Tenant for any reason (I) to deposit with Landlord, on or before January 15, 2003, as the Security Deposit, an amount equal to the Required Security Deposit Amount (or, in the event Tenant elects to provide a Letter of Credit in lieu thereof pursuant to Section 1.09(f) hereof, the failure to provide a Letter of Credit (in addition to the Initial Letter of Credit) to Landlord in such amount by such date) or (II) to comply with clause (v) of Section 1.08(b) hereof.

         1.43. Section 16.01(h) of the Lease (as renamed by Section 1.42 of this Amendment) is amended by (i) deleting the words "twenty (20) days" in both the third and fifth lines of such Section 16.01(h) and inserting in their place, both such times, the words "thirty (30) days" and (ii) deleting the words "thirty (30) days" in the seventh line of such Section 16.01(h) and inserting in their place the words "sixty (60) days".

         1.44. Section 16.04(a) of the Lease is amended by inserting the following at the end of such Section 16.04(a):

         For purposes of clarification, the parties agree that when referring to the Demised Premises in this Section 16.04(a) and the liability of Tenant described in this Section 16.04(a), the Demised Premises shall include (i) the Initial Demised Premises, (ii) the Expansion Demised Premises, even if, at such time, such space is not included within the definition of Demised Premises and (iii) the Additional Expanets Demises Premises, even if, at such time, such space is not included within the definition of Demised Premises.

         1.45. Section 20.04 of the Lease is amended by (i) deleting the Landlord's Notice Address information contained therein, and inserting in its place the following: "The Connell Company, One Connell Drive, Berkeley Heights, New Jersey 07922, Attention: President, Telefax No. 908/673-3800" and (ii) deleting the Tenant's Notice Address information contained therein, and inserting in its place the following: "Genta Incorporated, Two Connell Drive, Berkeley Heights, New Jersey 07922, Attention: Mr. Gregg Siefert, Telefax No. 908/464-1702".

         1.46. Section 20.08 of the Lease is amended by deleting the words "thirty (30) days" in the fifth line of such Section 20.08 and inserting in their place the words "sixty (60) days".

         1.47. Section 20.09 of the Lease is amended by deleting the words "three (3%) percent" in the third line of such Section 20.09 and inserting in their place the words "two percent (2%)".

         1.48. Section 20.10 of the Lease is amended by (i) deleting the words "five (5%) percent" in the second line of such Section 20.10 and inserting in their place the words "two percent (2%)" and (ii) inserting the following sentence after the first sentence of such Section 20.10:

         Notwithstanding the foregoing, in the event there is a Mortgage on the Real Estate at the time of such non-payment, then the "late charge" rate set forth in the previous sentence (i.e., 2% of the late amount) shall be replaced with the late rate charge set forth in such Mortgage as the late charge rate.

         1.49. Article XX of the Lease is amended by inserting the following new
Section 20.19 immediately after Section 20.18 of the Lease:

         Section 20.19. Tenant's Right to Perform for Account of Landlord:

         If (i) Landlord fails to perform or observe any of its obligations under this Lease, (ii) such failure materially interferes with Tenant's use of the Demised Premises, and (iii) such failure and material interference continue for thirty (30) days after written notice thereof from Tenant to Landlord specifying the required items not being performed or observed (provided that if such failure requires more than thirty (30) days to cure and Landlord is prosecuting the cure to completion with due diligence, Landlord shall be permitted an additional sixty (60) days to cure such failure), then Tenant may cure such breach for the account and at the expense of Landlord, and any reasonable amount so expended by Tenant in connection therewith shall be reimbursed by Landlord to Tenant within thirty (30) days following demand of such amounts by Tenant.

         1.50. Section 21.01(e) of the Lease is amended by (i) inserting the words "Except as expressly permitted under Section 14.08(a) hereof" before the word "that" in the first line of clause (ii) of such Section 21.01(e), and (ii) inserting the words "except as expressly permitted under Section 14.08(a) hereof" before the word "that" in the seventh line of clause (ii) of such
Section 21.01(e).

         1.51. Exhibit B to the Lease is amended by deleting the heading entitled "Rental Plan showing Demised Premises" and inserting in its place the heading "Rental Plan showing Initial Demised Premises."

         1.52. The Lease is amended by inserting, immediately after Exhibit B to the Lease and as a new Exhibit B-1 and Exhibit B-2, Exhibit B-1 and the Exhibit B-2 attached hereto.

         1.53. Section 2 of Exhibit C-2 to the Lease is amended by inserting the following at the end of such Section 2 of Exhibit C-2:

         Notwithstanding the foregoing, the parties agree that Landlord shall provide Tenant an allowance equal to $138,402.00 (the "Expansion Demised Premises Work Allowance") against the total cost of Tenant Work planned by Tenant in the Expansion Demised Premises; it being understood for purposes of clarification that there shall not be any other allowance provided by Landlord to Tenant with respect to any Tenant Work in the Initial Demised Premises, the Expansion Demised Premises or the Additional Expanets Demised Premises. Tenant shall present to Landlord for payment the invoices paid by Tenant with respect to Tenant Work in the Expansion Demised Premises, up to the maximum Expansion Demised Premises Work Allowance set forth above (which shall contain copies of the actual invoices evidencing the amounts paid by Tenant) and Landlord shall pay the amounts shown on such invoices no later than thirty (30) days after Landlord's receipt of the same; provided, however, that Tenant shall not submit invoices to Landlord on more than two (2) occasions. In no event shall Landlord be required to pay any portion of the Expansion Demised Premises Work Allowance prior to January 15, 2003 and Landlord's receipt of the required Security Deposit in effect on January 15, 2003 (or, in the event Tenant elects to provide a Letter of Credit in lieu thereof pursuant to Section 1.09(f) hereof, Landlord's receipt of the required Letter of Credit).

         1.54. Section 4(a) of Exhibit C-2 to the Lease is amended by deleting the words ", provided that the Tenant uses a first-class union general contractor" in the second and third lines of such Section 4(a).

         1.55. Exhibit F to the Lease is amended by deleting the words "May 11, 2000" in the seventeenth line of such Exhibit F, and inserting in its place the words "June 28, 2000."

         1.56. Exhibit G to the Lease is amended by deleting such Exhibit G in its entirety.

         1.57. Exhibit H to the Lease is amended by inserting the words "Reserved Parking Spaces Prior To Expansion Effective Date" immediately under the label "Exhibit H" in such Exhibit H.

         1.58. The Lease is amended by inserting, immediately after Exhibit H to the Lease and as new Exhibits I and J to the Lease, Exhibits I and J attached hereto.


         SECTION 2. BROKER

         Landlord and Tenant each represents that there was no broker other than Cushman & Wakefield of New Jersey, Inc. (the "Broker") responsible for bringing about or negotiating this Amendment (including the expansion of the Demised Premises and extension of the Term of Lease, each as described herein). Each of Landlord and Tenant agrees to defend, indemnify, and hold the other harmless against any claims for brokerage commission or compensation with regard to the expansion of the Demised Premises and the extension of the Term by any other broker claiming or alleging to have acted on behalf of or to have dealt with such party. Landlord will pay any fees or commissions due the Broker.


                  [Remainder of page intentionally left blank.]

         SECTION 3. MISCELLANEOUS.

         This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the conflict of rules thereof). Any and all notices, requests, certificates and other documents executed and delivered concurrently with or after the delivery of this Amendment may refer to Lease without making specific reference to this Amendment, but nevertheless all such references shall be deemed to include this Amendment unless the context shall otherwise require. The Lease shall remain in full force and effect in accordance with its terms as modified and amended by this Amendment, and is in all respects ratified, confirmed and approved by the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


THE CONNELL COMPANY                               WITNESS:

By:
   ---------------------------------              ------------------------------
Name:
Title:


GENTA INCORPORATED                                WITNESS:

By:
   ---------------------------------              ------------------------------
Name:
Title:


01-0680l

STATE OF                             )
                                     )     SS.:
COUNTY OF                            )


         On this day of ____________, 2002, before me personally appeared _________________ to me known, who, being by me duly sworn, did depose and say that (s)he is the _________________ of GENTA INCORPORATED., the corporation described in and which executed the foregoing Amendment to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                     ---------------------------
                                                                   Notary Public


(Notarial Seal)


STATE OF NEW JERSEY                  )
                                     )     SS.:
COUNTY OF UNION                      )


         On this day of ____________, 2002, before me personally appeared _________________ to me known, who, being by me duly sworn, did depose and say that (s)he is the _________________ of THE CONNELL COMPANY, the corporation described in and which executed the foregoing Amendment to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                     ---------------------------
                                                                   Notary Public


(Notarial Seal)